UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) September 17, 2015

ROADSHIPS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(a) Formation of Subsidiary

On September 14, 2015, the registrant formed Roadships.US, Inc., a Nevada corporation, as a wholly-owned subsidiary of the registrant, with authorized capital consisting of 75,000,000 shares of common stock without par value (“RoadshipsUS”).

(b) Asset Purchase Agreement with Subsidiary

On September 17, 2015, the registrant entered into an asset purchase agreement with RoadshipsUS (the “Asset Purchase Agreement”). Under the terms of the Asset Purchase Agreement, the registrant agrees to contribute to the Subsidiary all of the properties and assets of the registrant related to its transport and shipping business (including all of the registrant’s interest in any opportunity concerning WITS Holdings Pty Ltd., Wadley’s Interstate Transport Services Pty Ltd. or Wadley Interstate Transport Services), whether tangible or intangible, real, personal or mixed, and wherever located, including without limitation all cash, accounts receivable, inventory, equipment, intellectual property rights, copyrights, computer programs, and the registrant’s good will related to the transport business (the “Transport Assets”). In exchange for the Transport Assets, RoadshipsUS agrees to issue 75,000,000 shares of its common stock to the registrant.

The closing of the transactions contemplated by the Asset Purchase Agreement took place on September 18, 2015.

(c) Share Exchange Agreement with Novagen Ingenium Inc

On September 18, 2015, the registrant and Novagen Ingenium Inc, a Nevada corporation (“Novagen”) entered into a share exchange agreement (the “Share Exchange Agreement”) under which the registrant agrees to sell to Novagen all the issued and outstanding shares of RoadshipsUS in exchange for 2,000,000 shares of Novagen common stock at a deemed price of $0.075 per share. Shares of Novagen’s common stock are quoted under the symbol “NOVZ” on the OTC Pink operated by OTC Markets Group, Inc. The total value of RoadshipsUS for the purposes of the Share Exchange Agreement was determined by negotiation between the registrant and Novagen to be $150,000.

The description of the terms and conditions of the Share Exchange Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Share Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report.

The sale of RoadshipsUS to Novagen was completed on September 18, 2015. As a result, Novagen has acquired all of the Transport Assets and the registrant has exited the transport and shipping business. Management intends to focus all the resources of the registrant on the development and commercialization of its smartphone imaging technology.

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Dr. Jon N. Leonard, the President, CEO, CFO and a director of the registrant, is a director of Novagen.

Micheal Nugent, a director of the registrant, is the President, CEO, CFO and a director of Novagen.

Twenty Second Trust, which is an affiliate of the registrant, is also the controlling shareholder of Novagen. Mr. Nugent’s wife, Tamara Nugent, is the trustee of Twenty Second Trust and his children are its beneficiaries.

At a duly called special meeting, the Board of Directors of the registrant (Dr. Leonard abstaining) approved the Share Exchange Agreement and the transactions contemplated thereby after determining that they were fair to and in the best interests of the registrant. Micheal Nugent was not in attendance at the meeting and did not vote.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Share Exchange Agreement dated September 18, 2015 between Roadships Holdings, Inc. and Novagen Ingenium Inc

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADSHIPS HOLDINGS, INC.

Date: September 21, 2015	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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